                          CABOT MEDICAL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)





(In Thousands, except per share amounts)                           EXHIBIT 11
                                                                   ----------

PRIMARY EARNINGS PER SHARE
- --------------------------
                                      Three months ended      Six months ended
                                     April 29, April 30,    April 29, April 30,
                                    --------------------    -------------------
                                       1995      1994         1995       1994
                                       ----      ----         ----       ----
Computation for Statement of Earnings
- -------------------------------------
Reconciliation of net earnings, per
 consolidated statement of earnings
 to amount used in primary earnings
 per share computation:
    Net earnings (loss)               $(   64)  $  1,127      $   155   $ 2,175
    Add-Interest on long-term debt,
     net of tax effect, on application
     of assumed proceeds from exercise
     of options and warrants in excess
     of 20% limitation                    ---        ---          ---        77
                                      --------  --------      -------   -------

     Net earnings (loss), as adjusted $(   64)  $  1,127      $   155   $ 2,252
                                      --------  --------      -------   -------

Reconcilation of weighed average
 number of shares outstanding to amount
 used in primary earnings per share
 computation:
     Weighted average number of shares
      outstanding                      10,359    10,304        10,333    10,278
     Add-Equivalent shares issuable
      from assumed exercise of options
      and warrants in excess of 20%
      limitation                          ---       960           ---     1,045
                                      -------    ------        ------    ------

     Weighted average number of shares
      outstanding, as adjusted         10,359    11,264        10,333    11,323
                                       ------    ------        ------    ------


 Primary earnings per share           $(  .01)  $   .10       $   .02   $   .20
                                      --------  -------       -------   -------

                           CABOT MEDICAL CORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                                  (UNAUDITED)



(In Thousands, except per share amounts)                              EXHIBIT 11
                                                                      ----------

FULLY DILUTED EARNINGS PER SHARE     Three months ended      Six months ended
- --------------------------------
                                   April 29, April 30,   April 29,  April 30,
                                 ---------------------   --------------------
                                      1995      1994        1995       1994
                                      ----      ----        ----       ----
Computation for Statement of Earnings
- -------------------------------------
Reconciliation of net earnings, per
 consolidated statement of earnings
 to amount used for fully diluted
 earnings per share computation:
    Net earnings (loss)             $(   64)  $ 1,127       $   155   $  2,175
    Add-Interest on long-term debt,
      net of tax effect, on application
      of assumed proceeds from exercise
      of options and warrants in excess
      of 20% limitation                 ---       ---           ---        ---
                                    -------    ------       -------   --------

   Net earnings (loss), as adjusted $(  64)   $ 1,127       $   155   $ 2,175
                                    -------   -------       -------   -------
Reconciliation of weighted average
 number of shares outstanding
 to amount used for fully diluted
 computation:
      Weighted average number of shares
       outstanding                  10,359    10,304        10,333     10,278
      Add-Equivalent shares issuable
       from assumed exercise of options
       and warrants in excess of 20%
       limitation                      ---       967           ---      1,049
                                    ------    ------        ------     ------
     Weighted average number of shares
      outstanding, as adjusted      10,359    11,271        10,333     11,327
                                    ------    ------        ------     ------


Fully diluted earnings per share    $( .01)   $  .10        $  .02    $   .19
                                    -------   ------        ------    -------

                                      19